                        1838 Bond-Debenture Trading Fund

                      Supplement dated May 21, 2003 to the

                                 Proxy Statement

                                     for the

                         Annual Meeting of Shareholders

                           To Be Held on June 18, 2003

The information in this Supplement updates the corresponding information in the proxy statement dated May 16, 2003 for the annual meeting of shareholders of the 1838 Bond-Debenture Trading Fund (the "Fund") to be held on June 18, 2003 (the "Proxy Statement").

On page 7 of the Proxy Statement, the table under "Ownership of Fund Securities-Interested Director, Nominee for Director and Executive Officers" is deleted and replaced with the following table:

                                                                                  Dollar Range of Equity Securities
                                               Dollar Range of Equity                       in All Funds
         Name                                  Securities in the Fund             Overseen in a Family of Funds***
W. Thacher Brown                                 $50,000 - $100,000                         Over $100,000
John H. Donaldson**                              $10,000 - $50,000                         $10,000-$50,000
Anna M. Bencrowsky**                             $50,000 - $100,000                         Over $100,000
Clifford D. Corso                                        $0                                      $0
         Independent Directors
John Gilray Christy**                            $50,000 - $100,000                      $50,000 - $100,000
Morris Lloyd, Jr.                                    $1-$10,000                              $1-$10,000
J. Lawrence Shane**                               $10,000-$50,000                         $10,000-$50,000

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*        As of May 7, 2003

** Mr. Christy's shares are owned jointly with his wife. Some of Mr. Donaldson's shares are owned by his wife for the benefit of a minor child. Mr. Shane's shares are owned jointly with his wife. Mrs. Bencrowsky's shares are owned jointly with her husband.

*** Mr. Brown and Mrs. Bencrowsky own shares of the Fund, and shares of portfolios of 1838 Investment Advisors Trust.



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                             YOUR VOTE IS IMPORTANT
             NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.


         PLEASE INDICATE YOUR VOTING INSTRUCTIONS EITHER ELECTRONICALLY, BY TELEPHONE OR DIRECTLY ON THE ENCLOSED PROXY CARD. DATE AND SIGN THE CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND AND TO 1838 INVESTMENT ADVISORS, LLC OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING ELECTRONICALLY, TELEPHONING OR MAILING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.
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